EXHIBIT NUMBER 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IMRglobal Corp. 1999 Employee Stock Incentive Plan of our report dated February 7, 2000, with respect to the consolidated financial statements of IMRglobal Corp. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                ERNST & YOUNG LLP



Tampa, Florida
March 23, 2001